EXHIBIT 10.2

SKYWORKS SOLUTIONS, INC.
AMENDED AND RESTATED 2015 LONG-TERM INCENTIVE PLAN

1.Purpose
The purpose of this Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”) of Skyworks Solutions, Inc., is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. The Plan amends and restates the 2015 Long-Term Incentive Plan, as amended, that was originally adopted by the Board on November 11, 2014, approved by the Company’s stockholders on May 19, 2015, and amended by the Board on May 8, 2019. The Plan, as amended and restated, was approved by the Board on November 11, 2020, and by the Company’s stockholders on May 12, 2021.
2.Certain Definitions
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
(a) “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Section 3. With reference to the duties of the Committee under the Plan that have been delegated to one or more persons pursuant to Section 3(d) or Section 3(e), or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.
(b) “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalent award, an Other Stock Unit Award, or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
(c) “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award that are consistent with the Plan.
(d) “Award Limit” shall mean, with respect to Awards that shall be payable in shares of Common Stock or in cash, as the case may be, the respective per-Participant limit set forth in Section 4(e).
(e) “Board” shall mean the Board of Directors of the Company.
(f) “Cause” shall have the meaning given in an employment agreement, severance agreement, change in control agreement, consulting agreement or other similar agreement, if any, between the Company and the Participant, or if there is no such agreement (or if such agreement does not define “Cause”), then except as otherwise provided by the Administrator in an Award Agreement with respect to an Award, “Cause” shall mean the determination by the Administrator or by the Company’s appropriate management personnel that any of the following acts or events exists or has occurred with respect to a Participant:
(i) the Participant’s deliberate dishonesty that is significantly detrimental to the best interests of the Company;
(ii) conduct by the Participant constituting an act of moral turpitude;
(iii) the Participant’s willful disloyalty to the Company or refusal or failure to obey the directions of the Board, the Company’s Chief Executive Officer or President, or the Participant’s direct supervisor; or
(iv) the Participant’s incompetent performance or substantial or continuing inattention to or neglect of duties assigned to the Participant.
(g) “Change in Control” shall mean an event or occurrence set forth in any one or more of subsections (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):
(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (x) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A) and (B) of subsection (iii) of this Section 2(g); or
(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the Effective Date or (B) who was nominated or elected subsequent to the Effective Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or
(iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of Common Stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
For the avoidance of doubt, all references to the “Company” in this Section 2(g) shall mean Skyworks Solutions, Inc. Notwithstanding anything herein to the contrary, to the extent that any payment or benefit under the Plan constitutes nonqualified deferred compensation within the meaning of Section 409A, then, with respect to such payment or benefit, any event constituting a Change in Control above must also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).
(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(i) “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 3(a).
(j) “Common Stock” shall mean the common stock of Skyworks Solutions, Inc., par value $0.25 per share.
(k) “Company” shall mean Skyworks Solutions, Inc., a Delaware corporation. Except where the context otherwise requires, the term “Company” shall include any present or future Subsidiary or parent corporation (as “parent corporation” is defined in Section 424(e) of the Code and any regulations promulgated thereunder) of the Company and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.
(l) “Consultant” shall mean any consultant or adviser that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.
(m) “Designated Beneficiary” shall mean the beneficiary designated, in a manner determined by the Company, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
(n) “Disability” shall mean that the Participant is “permanently and totally disabled” within the meaning of Section 22(e)(3) of the Code. Notwithstanding anything herein to the contrary, to the extent that a payment or benefit under the Plan constitutes nonqualified deferred compensation within the meaning of Section 409A, then, with respect to such payment or benefit, the Participant must also be “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.
(o) “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, granted under Section 8(b).

(p) “Effective Date” shall mean May 19, 2015.
(q) “Eligible Individual” shall mean any person who is an Employee or a Consultant, as determined by the Administrator.
(r) “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company.
(s) “Equity Acceleration Date” shall mean, with respect to an Award held by a Participant:
(i) the effective date of a Change in Control, in the event that the Participant experiences a Qualifying Termination that is within the period of time commencing three (3) months prior to the Change in Control and ending on the effective date of the Change in Control; or
(ii) the effective date of the Participant’s Termination of Service, in the event that the Participant experiences a Qualifying Termination that is within the period of time commencing on the effective date of a Change in Control and ending twelve (12) months following the Change in Control.
(t) “Expiration Date” shall mean November 10, 2030.
(u) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(v) “Fair Market Value” shall mean, as of any given date, the value of a share of Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange, national market system or automated quotation system (such as Nasdaq), its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported by Nasdaq or such other source as the Administrator deems reliable, such as The Wall Street Journal;
(ii) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
(w) “Full Value Award” shall mean any Award other than an Option, Stock Appreciation Right or other Award for which the Participant pays the Fair Market Value of the Common Stock as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).
(x) “Good Reason” shall have the meaning given in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, or if there is no such agreement (or if such agreement does not define “Good Reason”), then except as otherwise provided by the

Administrator in an Award Agreement with respect to an Award, “Good Reason” shall mean either of the following actions, if taken without the express written consent of the Participant:
(i) A reduction of 5% or more in the Participant’s base salary in effect immediately prior to the Change in Control; or
(ii) A change in the Participant’s principal place of employment in effect immediately prior to the Change in Control to a location that is more than fifty (50) miles from such principal place of employment.
A Participant’s Termination of Service shall not be deemed to be for Good Reason unless, within sixty (60) days of the occurrence of the event constituting Good Reason, the Participant has provided the Company (or the acquiring entity) with (A) at least thirty (30) days’ advance written notice of the Participant’s decision to terminate his or her employment for Good Reason, and (B) a period of not less than thirty (30) days to cure the event or condition described in subsection (i) or (ii), and the Company (or the acquiring entity) has failed to so cure the event or has waived its right to cure the event, to the extent it is then subject to cure.
(y) “Measurement Date” shall mean, with respect to a Performance Award, the last day of the applicable Performance Period over which Performance Goals are measured pursuant to the terms of the Performance Award.
(z) “Nasdaq” shall mean the Nasdaq Global Select Market.
(aa) “Option” shall mean a right to purchase shares of Common Stock at a specified exercise price, granted under Section 5. Any Option granted pursuant to the Plan is intended not to be an incentive stock option as described in Section 422 of the Code and shall be designated a “Nonqualified Stock Option.”
(ab) “Other Stock Unit Award” shall mean an Award of shares of Common Stock, or other Award that is valued in whole or in part by reference to, or is otherwise based on, shares of Common Stock or other property, granted under Section 8.
(ac) “Participant” shall mean a person who has been granted an Award under the Plan.
(ad) “Performance Award” shall mean a Restricted Stock Award, an Other Stock Unit Award, a cash bonus award, a stock bonus award, or any other Award under the Plan that is made subject to the achievement of Performance Goals pursuant to Section 8 and is paid in cash, Common Stock or a combination of both.
(ae) “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
(i) The Performance Criteria that shall be used to establish Performance Goals shall include one or more of the following: Revenues, net income (loss), operating income (loss), gross profit, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or depreciation and/or amortization, earnings (loss) per share, net cash flow, cash flow from operations, free cash flow, revenue growth, earnings growth, gross margins, operating margins, net margins, inventory management (including, but not limited to, reductions in inventory, inventory turns, and inventory levels), working capital (including a specific component thereof), return on sales, return on assets, return on stockholders’ equity, return on investment or working capital, cash or cash equivalents position, achievement of balance sheet or income statement objectives or total stockholder return, stock price, improvement in financial ratings, completion of strategic acquisitions/dispositions, manufacturing efficiency, product quality, customer satisfaction, market share and/or product design wins, a specific cost or expense item, and implementation or completion of a specified key business project, or any other criteria established by the Administrator, any of which may be measured with respect to an individual Participant, the Company, or any one or more of the Company’s Subsidiaries, divisions or business units, and in absolute or relative terms (including, but not limited to, (A) as compared to any incremental increase or decrease, (B) as compared to results of a peer group or other individuals or companies comparably, similarly or otherwise situated, or (C) as compared to a business plan, budget or forecast).
(ii) The Administrator may, in its sole discretion, provide that one or more adjustments be made to one or more of the Performance Goals, including the exclusion of one or more of the following: (A) extraordinary and/or nonrecurring items, (B) the cumulative effects of changes in accounting principles or applicable laws, (C) gains or losses on the dispositions of discontinued operations, (D) the write-down of any asset, (E) charges for restructuring and rationalization programs, (F) amortization of purchased intangibles associated with acquisitions, (G) compensation expenses related to acquisitions, (H) other acquisition-related charges (including, but not limited to, items attributable to the business operations of any entity acquired by the Company during the Performance Period), (I) impairment charges, (J) gain or loss on minority equity investments, (K) noncash income tax expenses, (L) equity-based compensation expenses, (M) items relating to financing activities; (N) other nonoperating items; (O) items related to the disposal of a business or segment of a business; (P) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; or (Q) any other adjustment as determined by the Administrator.
(af) “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria or other measures.
(ag) “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
(ah) “Plan” shall mean this Skyworks Solutions, Inc. Amended and Restated 2015 Long-Term Incentive Plan, as it may be amended or restated from time to time.
(ai) “Prior Plan” shall mean the Skyworks Solutions, Inc. Amended and Restated 2005 Long-Term Incentive Plan.
(aj) “Qualifying Termination” shall mean a Participant’s Termination of Service by the Company without Cause or by the Participant for Good Reason, in either case within the period of time commencing three (3) months prior to and ending twelve (12) months following the Change in Control. For the avoidance of doubt, the term “Qualifying Termination” shall apply only to an Employee’s Termination of Service. In the case of a Consultant, no Termination of Service shall be a “Qualifying Termination” unless the Administrator, in its sole discretion, provides otherwise.
(ak) “Reorganization Event” shall mean:
(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;
(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or
(iii) any liquidation or dissolution of the Company.
(al) “Restricted Stock” shall mean Common Stock granted under Section 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

(am) “Restricted Stock Award” shall mean an Award for Restricted Stock or Restricted Stock Units.
(an) “Restricted Stock Units” shall mean the right to receive Common Stock granted under Section 7.
(ao) “Section 409A” shall mean Section 409A of the Code or any successor provision thereto, and the regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.
(ap) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Section 6.
(aq) “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
(ar) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
(as) “Termination of Service” shall mean,
(i) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary or service as a nonemployee director of the Company.
(ii) As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (A) terminations where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (B) terminations that are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, and (C) at the sole discretion of the Administrator, terminations that result in a temporary severance of the employee-employer relationship.
The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to a Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spinoff).
3.Administration and Delegation
(a)Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more nonemployee directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 under the Exchange Act or any successor rule and an “independent director” under the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of Common Stock are listed, quoted or traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3(a) or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the Committee may delegate its authority hereunder to the extent permitted by Sections 3(d) and 3(e). In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.
(b)Duties and Powers of Administrator. The Administrator shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Administrator shall be made in the Administrator’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Administrator shall be liable for any action or determination relating to or under the Plan made in good faith.
(c)Award Eligibility. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted under the Plan and shall determine the nature and amount of the Award, consistent with the requirements of the Plan.
(d)Delegation to Committees or Subcommittees. To the extent permitted by applicable law, the Board or Committee may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board.
(e)Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Administrator may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Administrator may determine, provided that the Administrator shall fix the terms of the Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to the following individuals: (i) any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act), (ii) any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act), or (iii) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder. Any delegation under this Section 3(e) shall be subject to any other restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.
4.Stock Available for Awards
(a)Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for a number of shares of Common Stock that is equal to the sum of: (i) 14.75 million shares of Common Stock; and (ii) such additional number of shares of Common Stock (up to 22.3 million shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Prior Plan that remained available for grant under the Prior Plan as of the Effective Date, and (y) the number of shares of Common Stock subject to awards granted under the Prior Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right after the Effective Date.
(b)Counting of Shares. Subject to adjustment under Section 10, an Option or Stock Appreciation Right shall be counted against the share limit specified in Section 4(a) as one share for each share of Common Stock subject to such

Award, and a Full Value Award shall be counted against the share limit specified in Section 4(a) as one and one-half (1.5) shares for each share of Common Stock issued upon settlement of such Full Value Award.
(c)Lapses. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. To the extent that a Full Value Award (which, for purposes of this Section 4(c) shall include any equivalent award granted under the Prior Plan) is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the shares of Common Stock available under the Plan shall be increased by one and one-half (1.5) shares of Common Stock subject to such Full Value Award that is forfeited, expired, or settled in cash. Notwithstanding the foregoing, shares delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant (i) to purchase shares of Common Stock upon the exercise of an Award or (ii) to satisfy tax withholding obligations with respect to any Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards. In the case of the exercise of a SAR for shares, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market; provided, however, that shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Award shall not be counted against the number of shares of Common Stock available for issuance under the Plan. Awards settleable only in cash shall not be counted against the number of shares of Common Stock available for issuance under the Plan.
(d)Substitute Awards. To the extent permitted by applicable law, Substitute Awards shall not reduce the number of shares of Common Stock authorized for grant under the Plan or count against the Award Limit with respect to any Participant. Substitute Awards may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.
(e)Per-Participant Limit. Without regard to the share-counting rules in Section 4(b) hereof, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan during any calendar year shall be 1,500,000 and the maximum aggregate amount of cash that may be paid during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000. For purposes of the foregoing limits, the combination of an Option in tandem with an SAR shall be treated as a single Award. The fungible share counting rules in Section 4(b) shall not apply for purposes of this Section 4(e) and instead, each share subject to any type of Award shall be counted as one share for purposes of this Section 4(e).
5.Stock Options
(a)General. The Administrator may grant Options and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
(b)Exercise Price. The Administrator shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value at the time the Option is granted.

(c)Option Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Participant shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. No portion of an Option that is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided in the Plan or by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.
(d)Termination of Service. Except as otherwise provided (i) in Sections 5(e), 11(d), 11(e), (ii) in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, (iii) by the Administrator in an Award Agreement, or (iv) by action of the Administrator following the grant of an Option, all outstanding Options held by a Participant that are exercisable upon the Participant’s Termination of Service, shall remain exercisable for a period of time expiring on the earlier of (a) the three (3) month anniversary of the Participant’s Termination of Service, and (b) the final expiration date of such Options as set forth in the applicable Award Agreement, subject to the other terms and conditions of such Award Agreement; provided that such Options shall be exercisable only to the extent that the Participant was entitled to exercise such Options on the date of the Termination of Service. Notwithstanding the foregoing, if the Participant violates the non-solicitation, non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between such Participant and the Company, the right to exercise Options under this Section 5(d) shall terminate immediately upon written notice to the Participant from the Company describing such violation.
(e)Termination of Service for Cause. Except as otherwise provided (i) in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, (ii) by the Administrator in an Award Agreement, or (iii) by action of the Administrator following the grant of an Option, all outstanding Options that were exercisable by the Participant immediately prior to the Participant’s Termination of Service for Cause, shall terminate immediately upon the effective date of such Termination of Service and shall not be exercisable. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.
(f)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (i) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (ii) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (iii) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (iv) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of Common Stock are listed, quoted or traded).
(g)No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.
(h)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Administrator may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of seven (7) years. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option.

(i)Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Administrator together with payment in full as specified in Section 12(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise as soon as practicable.
(j)Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.
(k)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Administrator may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. An Option that is a Substitute Award may be granted on such terms as the Administrator deems appropriate in the circumstances, notwithstanding any limitations on Options contained in this Section 5 or in Section 3(c). Notwithstanding the foregoing provisions of this Section 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares of Common Stock subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that such price per share shall be determined in accordance with Section 409A (and, if applicable, with Section 424 of the Code and the regulations thereunder).
6.Stock Appreciation Rights
(a)General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive Common Stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock. SARs may be based solely on appreciation in the Fair Market Value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Administrator in the SAR Award. SARs may not be granted with a term in excess of seven (7) years from the date of grant.
(b)Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.
(i)Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (A) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Administrator in connection with a Reorganization Event and will be exercisable in accordance with the procedure required for exercise of the related Option); (B) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Administrator in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (C) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (D) the Stock Appreciation Right will be transferable only with the related Option.
(ii)Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Administrator may specify in the SAR Award.

(c)Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Administrator, together with any other documents required by the Administrator.
(d)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (i) amend any outstanding SAR granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR, (ii) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled stock appreciation right, (iii) cancel in exchange for a cash payment any outstanding SAR with an exercise price per share above the then-current Fair Market Value, or (iv) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of Common Stock are listed, quoted or traded).
7.Restricted Stock; Restricted Stock Units
(a)General. The Administrator may grant Awards of Restricted Stock to Eligible Individuals entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Administrator in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Administrator for such Award. Instead of granting Awards of Restricted Stock, the Administrator may grant Awards of Restricted Stock Units to Eligible Individuals entitling recipients to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest subject to such terms and conditions on the delivery of the shares of Common Stock as the Administrator shall determine. The Administrator shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase, forfeiture, or vesting, and the issue price, if any.
(b)Stock Certificates; Dividends. Subject to Section 12(l), any stock certificates issued in respect of an award of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Administrator, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the Designated Beneficiary. Unless otherwise provided in the applicable Award Agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to unvested shares of Restricted Stock shall be subject to accrual as provided in Section 12(h).
8.Performance Awards, Dividend Equivalents, and Other Stock Unit Awards
(a)Performance Awards. The Administrator may grant Performance Awards under the Plan to any Eligible Individual. The value of Performance Awards shall be subject to the achievement of Performance Goals over a specified Performance Period. The Performance Goals applicable to a Performance Award may (i) vary by Participant, (ii) be different for different Awards, or (iii) be particular to a Participant or the Subsidiary, division, business unit, department, branch, or other unit in which the Participant works. The Administrator, in its discretion, may adjust the cash or number of shares of Common Stock payable pursuant to any Performance Award, and the Administrator may, at any time, waive the achievement of the applicable Performance Goals, including in the case of the death or Disability of the Participant or a Change in Control of the Company.

(b)Dividend Equivalents. The Administrator may grant Dividend Equivalents under the Plan to any Eligible Individual based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, any Dividend Equivalents shall be subject to accrual as provided in Section 12(h).
(c)Other Stock Unit Awards. The Administrator may grant Other Stock Unit Awards under the Plan to any Eligible Individual. Such Other Stock Unit Awards shall be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Administrator shall determine. Subject to the provisions of the Plan, the Administrator shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto and any conditions applicable thereto, including without limitation, performance-based conditions.
9.Effect of a Change in Control
(a)Qualifying Termination Prior to Change in Control. Notwithstanding anything in this Plan to the contrary, in the event that a Participant experiences a Qualifying Termination that is within the period of time commencing three (3) months prior to the Change in Control and ending on the effective date of the Change in Control, then on the date of the Termination of Service, each outstanding and unvested Award held by such Participant as of the day prior to the date of the Participant’s Termination of Service shall
(i) remain outstanding for the period of three (3) months following the Participant’s Termination of Service with any vesting of such Award being suspended until it is determined whether there is a Change in Control during the three (3) month period following the Participant’s Termination of Service;
(ii) if a Change in Control occurs within the three (3) month period following the Participant’s Termination of Service, be treated as if the Participant had remained employed by the Company through the effective date of the Change in Control and notwithstanding any vesting schedule, forfeiture provisions, or anything else to the contrary in the respective Award Agreement governing such Award, subject to the same terms and conditions as in effect immediately prior to the Participant’s Termination of Service and subject to any applicable provisions of this Section 9; and
(iii) if no Change in Control occurs within the three (3) month period following the Participant’s Termination of Service, terminate and be of no further force or effect except as otherwise provided by the Administrator or in a written agreement between the Company and the Participant.
(b)Treatment of Awards upon a Change in Control. In the event of a Change in Control (without regard to whether such event also constitutes a Reorganization Event), the following provisions shall apply to all then-outstanding Awards (including any Awards that remain outstanding as of the Change in Control pursuant to Section 9(a)):
(i)Performance Awards. If the Change in Control occurs prior to the Measurement Date for a Performance Award that vests based upon the achievement of Performance Goals and upon a Participant providing continued service to the Company, then upon the effective date of the Change in Control such Award shall be earned as to the greater of (A) the “Target” level of shares for such Award, or (B) the number of shares that would have been earned pursuant to the terms of such Award based upon performance up through and including the day prior to the date of the

Change in Control; provided, however, that if the Administrator determines in its sole discretion that it is impracticable to calculate the number of shares that would have been earned under clause (B) above with respect to one or more of the applicable Performance Goals of the Award, then such Award shall be earned as to the “Target” level of shares covered by such Performance Goal(s). For the avoidance of doubt, any deemed satisfaction of Performance Goals as described in this Section 9(b)(i) shall occur prior to the assumption, substitution, or accelerated vesting of such Award as provided in this Section 9(b) or in Section 9(c).
(ii)Awards Not Assumed. In the event that the successor or surviving company in the Change in Control does not agree to assume, or substitute for, an outstanding Award (or in the event that the Company is the ultimate parent corporation in the Change in Control and does not agree to continue the Award) on substantially similar terms with substantially equivalent economic benefits (which benefits shall include, for the avoidance of doubt, the liquidity of the securities underlying the assumed or substituted award following the Change in Control) as exist for such Award immediately prior to the Change in Control, as determined in the sole discretion of the Administrator, then such Award shall, immediately prior to the Change in Control, automatically become vested, exercisable, and issuable, and any forfeiture restrictions thereon shall immediately lapse, as applicable, in each case, with respect to one-hundred percent (100%) of that number of then-unvested shares underlying such Award, after giving effect to any deemed satisfaction of Performance Goals as described in Section 9(b)(i). If an Award becomes exercisable pursuant to this Section 9(b)(ii), the Administrator shall notify the Participant that the Award shall be fully exercisable beginning prior to the Change in Control contingent on the occurrence of the Change in Control, and the Award shall terminate on the Change in Control.
(iii)Awards Assumed. In the event that the successor or surviving company in the Change in Control agrees to assume, or substitute for, an outstanding Award (or in the event that the Company is the ultimate parent corporation in the Change in Control and agrees to continue the Award) on substantially similar terms with substantially equivalent economic benefits (which benefits shall include, for the avoidance of doubt, the liquidity of the securities underlying the assumed or substituted award following the Change in Control) as exist for such Award immediately prior to the Change in Control (but after giving effect to any deemed satisfaction of Performance Goals as described in Section 9(b)(i)), as determined in the sole discretion of the Administrator, then for the avoidance of doubt, such Award shall, following the Change in Control, continue to be subject to the same time-based vesting schedule to which the Award was subject immediately prior to the Change in Control.
(c)Treatment of Awards upon a Qualifying Termination. Subject to the provisions of Section 13(f), in the event that a Participant experiences a Qualifying Termination, each outstanding and unvested Award under the Plan held by the Participant on the Equity Acceleration Date that, pursuant to its terms and after giving effect to any deemed satisfaction of Performance Goals as described in Section 9(b)(i) and any deemed continued employment through the effective date of the Change in Control as described in Section 9(a), vests solely based upon providing continued service to the Company (or, if applicable, a successor corporation to the Company), including, without limitation, Options, SARs, Restricted Stock Awards, and Performance Awards that are earned but unissued, shall on the Equity Acceleration Date automatically become vested, exercisable, and issuable, and any forfeiture restrictions thereon shall immediately lapse, as applicable, in each case, with respect to one-hundred percent (100%) of that number of then-unvested shares underlying such Award. For the avoidance of doubt, the reference in this Section 9(c) to “Performance Awards that are earned but unissued” shall include any Awards (i) for which the Measurement Date occurs on or prior to the effective date of the Change in Control, and (ii) for which the Change in Control occurs prior to the Measurement Date and which are upon the Change in Control converted into, or substituted by, Awards vesting solely based upon providing continued service to the Company or its successor, pursuant to Section 9(b) above.
(d)Share Issuance. Subject to Section 12(f), any shares of Common Stock that are issued pursuant to Section 9(b)(ii) or Section 9(c) shall be issued to the applicable Participant on, or as soon as practicable (but not more than sixty (60) days) after, the Equity Acceleration Date (or such later date as may be required by Section 13(f)).

10.Effect of Changes in Common Stock and Reorganization Events
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spinoff or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the Award Limit set forth in Section 4(e), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share- and per-share provisions of each outstanding Restricted Stock Unit Award and each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.
(b)Consequences of a Reorganization Event on Awards Other than Restricted Stock. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.
For purposes of subsection (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
To the extent all or any portion of an Option becomes exercisable solely as a result of subsection (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to subsection (ii) above.
(c)Consequences of a Reorganization Event on Awards of Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the

Company under each outstanding Award of Restricted Stock shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Award of Restricted Stock. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Award of Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Awards of Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
11.Termination of Service Due to Death or Disability
(a)Acceleration of Awards. In the event that a Participant experiences a Termination of Service due to death or Disability, on the date of such Termination of Service each outstanding and unvested Award under the Plan held by the Participant that, pursuant to its terms, vests solely based upon providing continued service to the Company, including, without limitation, Options, SARs, Restricted Stock Awards, and Performance Awards that are earned but unissued, shall automatically become vested, exercisable, and issuable, and any forfeiture restrictions thereon shall immediately lapse, as applicable, in each case, with respect to one-hundred percent (100%) of that number of then-unvested shares underlying such Award.
(b)Performance Awards. In the event that a Participant holds a Performance Award that vests based upon the achievement of Performance Goals and upon providing continued service to the Company and the Participant’s Termination of Service due to death or Disability occurs prior to the Measurement Date for such Award, then such Award shall, as of the Measurement Date, (i) be earned as to the greater of (A) the “Target” level of shares for such Award, or (B) the number of shares that would have been earned pursuant to the terms of such Award had the Participant remained employed through the Measurement Date, and (ii) automatically become vested, exercisable, and issuable, and any forfeiture restrictions thereon shall immediately lapse, as applicable, in each case, as of the Measurement Date, with respect to one-hundred percent (100%) of that number of then-unvested shares underlying such equity Award that are earned pursuant to subsection (i) above.
(c)Share Issuance. Subject to Section 12(f), any shares of Common Stock that are issued pursuant to Section 11(a) shall be issued to the Participant (or to the Participant’s estate, if applicable) on, or as soon as practicable (but not more than sixty (60) days) after, the date of the Participant’s Termination of Service (or such later date as may be required by Section 13(f)). Subject to Section 12(f), any shares of Common Stock that are issued pursuant to Section 11(b) shall be issued to the Participant (or to the Participant’s estate, if applicable) on, or as soon as practicable (but not more than sixty (60) days) after, the Measurement Date.
(d)Exercise Period of Options Upon Death. Except as otherwise provided (i) in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, (ii) by the Administrator in an Award Agreement, or (iii) by action of the Administrator following the grant of an Option, all outstanding Options held by a Participant that are exercisable upon the Participant’s Termination of Service due to death (including any Options that become vested and exercisable pursuant to Section 11(a)) shall remain exercisable for a period of time expiring on the earlier of (a) the one (1) year anniversary of the Participant’s Termination of Service due to death, and (b) the final expiration date of such Options as set forth in the applicable Award Agreement, subject to the other terms and conditions of such Award Agreement.
(e)Exercise Period of Options Upon Disability. Except as otherwise provided (i) in an employment agreement, severance agreement, change in control agreement or other similar agreement, if any, between the Company and the Participant, (ii) by the Administrator in an Award Agreement, or (iii) by action of the Administrator following the grant of an Option, all outstanding Options held by a Participant that are exercisable upon the Participant’s Termination of Service due to Disability (including any Options that become vested and exercisable pursuant to Section 11(a)) shall remain exercisable for a period of time expiring on the earlier of (a) the six (6) month anniversary of the Participant’s Termination of Service due to Disability, and (b) the final expiration date of such Options as set forth in the applicable Award Agreement, subject to the other terms and conditions of such Award Agreement.
12.General Provisions Applicable to Awards
(a)Transferability of Awards. Except as the Administrator may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
(b)Award Agreement. Each Award shall be evidenced by an Award Agreement (which may be electronic).
(c)Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 under the Exchange Act or any successor rule) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(d)Administrator Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Participants uniformly.
(e)Termination of Service. Subject to the provisions of Sections 9 and 11, the Administrator in its sole discretion shall determine the effect on an Award of the Disability, death, or other Termination of Service or change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(f)Withholding. The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including applicable income and payroll taxes) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the surrender of shares of Common Stock). The number of shares of Common Stock which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income, except that, to the extent that the Company is able to withhold or receive surrendered shares of Common Stock having a Fair Market Value that exceeds the applicable minimum statutory withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a minimum statutory withholding tax, the Company may withhold or allow the surrender of such number of shares of Common Stock (up to the number of shares having a Fair Market Value equal to the applicable maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. The Administrator shall determine the fair market value of the Common Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

(g)Payment. The Administrator shall determine the methods by which payments shall be made by any Participant with respect to any Awards granted under the Plan, including, without limitation:
(i) in cash or by check, payable to the order of the Company;
(ii) except as the Administrator may otherwise provide in an option agreement, by (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and/or any required tax withholding, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and/or any required tax withholding, provided, in either case, that delivery of such required payments is then made to the Company upon settlement of such sale;
(iii) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (A) such method of payment is then permitted under applicable law, (B) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Administrator in its discretion and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(iv) to the extent permitted by applicable law and by the Administrator, by payment of such other lawful consideration as the Administrator may determine; or
(v) by any combination of the above-permitted forms of payment.
(h)Accrued Dividends. Unless otherwise provided in the applicable Award Agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock or Dividend Equivalents granted with respect to Restricted Stock Units or other Awards (either, “Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares or, in the case of a Restricted Stock Unit or other Award, the Award vests and the shares are delivered to the Participant. In addition, Accrued Dividends with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall be paid out to the Participant only to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the Restricted Stock Award. No interest will be paid on Accrued Dividends.
(i)Fractional Shares. No fractional shares of Common Stock shall be issued pursuant to Awards granted under the Plan, and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.
(j)Amendment of Award. Except as provided in Sections 5 and 6, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or realization, provided that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
(k)Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration and all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(l)Book Entry. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Common Stock issued in connection with any Award and instead such shares of Common Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
(m)Acceleration. Except as otherwise provided in the Plan, the Administrator may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
13.Miscellaneous
(a)No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(c)Term of Plan. No Awards shall be granted under the Plan on or after the Expiration Date. Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
(d)Amendment of Plan. The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 10), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of Nasdaq (or other securities exchange or automated quotation system on which shares of Common Stock are listed, quoted or traded). No amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the applicable Award Agreement itself otherwise expressly so provides. No Awards may be granted or awarded under the Plan during any period of suspension or after termination of the Plan.
(e)Provisions for Foreign Participants. The Administrator may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the

Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
(f)Compliance with Section 409A. If and to the extent (A) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her Termination of Service constitutes “nonqualified deferred compensation” within the meaning of Section 409A, and (B) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
(g)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Delaware.